Exhibit 99.3

3232 McKinney Avenue, Suite 400 | Dallas, TX 75204 | p. 800.419.3191 | f. 877.592.1357 | archipelagolearning.com

Employee FAQ

1.	Why are we selling the company now?

Our Board of Directors conducted a thorough, five-month evaluation of the company’s strategic alternatives and concluded that this combination is in the best interests of our shareholders and customers.

We face a continued challenging budgetary and regulatory operating environment, as well as an increased need for investment during a time of accelerating technological changes. This combination will allow us to continue to invest in the business without the constraints of being a public company. As such, the Board concluded that this is the best path forward to maximize value for our shareholders, and to enable us to most effectively continue to drive the digital transformation of education.

2.	What are the details of the transaction?

Through this merger with PLATO Learning, the Archipelago Learning business will have additional opportunities to grow as part of a focused online pre-k through adult education company. When the transaction is final, the combined company will be better positioned to invest, grow and win share in accelerating transition to digital educational solutions.

As consideration for their shares of stock, ARCL shareholders will receive $11.10 per share in the transaction.

The total equity value of the transaction is approximately $291 million.

3.	What if I own Archipelago Learning stock?

Each share of common stock you hold will be converted into the right to receive $11.10 per share at closing, which we anticipate to be during the 2nd quarter of 2012 (though it may take longer, depending on the regulatory approval process.) You don’t need to take any action at this point; you will receive notification with more information as it becomes available.

4.	When will the transaction close and what are the next steps in this process?

The transaction is subject to customary closing conditions, such as regulatory approval, and approval by Archipelago Learning shareholders. The transaction is expected to close during the 2nd quarter of 2012 (though it may take longer, depending on the regulatory approval process.)

We will provide you with information in the coming weeks that will explain next steps and the planned integration process.

5.	Does today’s announcement mean we will now be a private company?

Yes. Instead of being a publicly held company, we will be a private company owned by Thoma Bravo after the close of the transaction. We expect to close during the 2nd quarter of 2012 (though it may take longer, depending on the regulatory approval process.)

6.	What is PLATO Learning?

PLATO Learning is a leading provider of high-value, comprehensive technology solutions. Like us, they focus on student achievement, which leads to academic and career success. The company operates in over 2,500 K-12 school districts and community colleges within all 50 states. With more than 50 years of experience driving significant advances in the industry, PLATO Learning offers a wide variety of innovative solutions to facilitate 21st century teaching and learning.

You can read more about Plato Learning at www.plato.com.

7.	Why PLATO Learning?

PLATO Learning presents Archipelago Learning with the perfect strategic partner – one with vast experience in online K-12 education and a robust, high quality product line of middle and high school online core academic curriculum that is complementary to Archipelago Learning’s supplemental content and assessments. In joining together, we have the opportunity to better serve our customers with more complete and integrated educational solutions.

This combination represents an important step forward in the evolution of Archipelago Learning’s business. Working with PLATO Learning will allow us to accelerate the growth of our business, better meet the needs of our customers with dynamic and engaging products and, positively impact more students as they learn and grow.

This merger accelerates our efforts to increase our scope, scale and reach in our markets. It very quickly makes us one of the top online education companies globally.

8.	How will the two companies fit together culturally?

Our two businesses and cultures are highly compatible. We both have strong management, high quality, differentiated and complementary products, performance driven sales organizations, and a commitment to operational excellence. And we’re all focused on improving teacher and student performance.

9.	Are representatives from PLATO Learning planning to visit Archipelago Learning facilities?

Yes, the CEO of PLATO Learning, Vin Riera, was kind enough to join us in Dallas today. And, over the next few weeks and months other key executives of PLATO will be visiting the Dallas office as well.

10.	What is Thoma Bravo?

Thoma Bravo has offices in San Francisco and Chicago, and is a leading private equity investment firm that has been providing equity and strategic support to experienced management teams building growing companies for more than 30 years.

The firm applies the concept of industry consolidation investing, which seeks to create value through the strategic use of acquisitions to accelerate business growth. The firm currently manages approximately $4 billion of equity commitments, and in software, Thoma Bravo has completed more than 47 add-on acquisitions across 21 platform companies with total annual earnings of approximately $1 billion.

In the educational landscape, Thoma Bravo has years of K-12, post-secondary, content and product distribution experience, and understands the critical nature of technology vendors toward delivering an efficient and productive experience.

Thoma Bravo has a long track record of growing companies both organically by investing in sales and marketing, as well as through acquisitions, and looks to continue growing Archipelago Learning while preserving its culture and brand equity.

For more information, visit www.thomabravo.com.

11.	Will this affect my compensation or benefits?

No changes in compensation or benefits are contemplated at this time.

12.	Does PLATO Learning have a 401(k) plan?

Yes. As the companies are integrated after closing, we will review the existing 401(k) programs and make the decision for how to consolidate.

13.	What happens if I participate in the Employee Stock Purchase Plan?

You will be able to continue to contribute to the plan until shortly before the transaction closes, or June 30, if the transaction has not closed by then. Once the transaction is closed, the Archipelago Learning ESPP will no longer exist. When the transaction closes, you’ll receive payment for the shares you have acquired.

14.	Will employees with previous years of service at Archipelago Learning get credit for those years in their benefits once the merger takes place?

Every merger is different, and this is one of the many questions that the integration team will address during their planning process.

15.	Will this transaction affect day-to-day operations?

We do not anticipate any significant changes to our day-to-day operations as a result of this transaction. It is important that we stay focused on delivering on our current commitments and continue to provide the high level of service our customers have come to expect.

16.	Who will lead the combined company and will Archipelago Learning’s management team stay in place?

It is premature to discuss specifics at this time. Today, we are separate companies and will be run as such until this transaction closes. We will be communicating with you regularly in the coming weeks to answer your questions and will provide you with information as it becomes available.

17.	Will our headquarters and other locations be closed or jobs relocated as a result of this transaction?

We do not anticipate any significant changes to our day-to-day operations as a result of this transaction. Moreover, PLATO Learning is keen on our Dallas location and plans to continue operations here. We will be communicating with you regularly in the coming weeks to further answer your questions and provide you with information as it becomes available.

18.	Will we change our name?

We will remain Archipelago Learning until after the close of the transaction. After that time, we will review umbrella branding with PLATO Learning, but both companies agree that there is tremendous brand equity in the product names that our customers recognize, such as Study Island and EducationCity.

19.	How will this affect my relationship with customers?

We believe this combination will bolster our current product offerings and allow us to more comprehensively meet the needs of educators and students. After the close of the transaction, we expect to more closely integrate PLATO Learning’s online core curriculum with our online supplemental curriculum. Given the breadth and depth of our combined programs, we expect to be able to better serve our customers, thereby further embedding ourselves in their daily workflow, making their lives easier, and improving their productivity and performance.

20.	CUSTOMERS: How do I communicate this change to customers/suppliers and other contacts?

The key emphasis for customers is that our product development, marketing, sales teams, customer service and operations have not changed as a result of this announcement. We have several months between now and closing and it is important that we continue to provide our customers with the same high quality products and service we always have. Our sales activities will be independent from PLATO Learning.

In addition, we will set up meetings with all customer-facing employees to help you communicate this transaction to customers and address any questions posed by them.

21.	EMPLOYMENT APPLICANTS: I am in the process of hiring a new person for a position. How should I proceed?

We will continue to make good business decisions, including needed staffing. Under the terms of our merger agreement, we will continue to hire non-executive staff in the ordinary course of our business. Any hiring should be handled through our usual processes.

22.	MEDIA: What should I do if a media person contacts me?

Media inquiries are likely now that the news of this merger has been made public. If you get such a call, please ask whether they’re media, an investor or analyst. Per the corporate communications policy, all Archipelago Learning employees who receive a media inquiry or interview request must refer that request to Lauren Harris at The Brunswick Group. She can be reached at lharris@brunswickgroup.com / 214-254-3790. Only the Brunswick Group and designated Archipelago Learning spokespersons are permitted to respond to the media.

23.	ANALYSTS or INVESTORS: What should I do if an analyst or investor contacts me?

Analyst and/or investor inquiries are also likely now that the news of this merger has been made public. If you get such a call, please ask whether they’re media, an investor or analyst. Per the corporate communications policy, all Archipelago Learning employees who receive an inquiry or interview request from an analyst or investor must refer that request to either Mark Dubrow, EVP/Chief Financial Officer (mark.dubrow@archlearning.com / 214-379-0496) or Tim McEwen, Chairman, CEO & President (tim.mcewen@archlearning.com / 214-379-0023). Only designated Archipelago Learning spokespersons are permitted to respond to analysts and investors.

24.	What if I have other questions/concerns?

Feel free to talk to your manager/supervisor, HR representative or any member of the leadership team.

We will continue to share information as it becomes available through update meetings, emails, manager meetings, etc.

Forward-Looking Statements

This release contains forward-looking statements, including those regarding the proposed transaction. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: the ability of the parties to consummate the proposed transaction in a timely manner or at all; the satisfaction of conditions precedent to consummation of the Transaction, including the ability to secure regulatory approvals and approval by Archipelago Learning’s stockholders; successful completion of anticipated financing arrangements; the possibility of litigation (including litigation related to the transaction itself); and other risks described in Archipelago Learning’s filings with the Securities and Exchange Commission (the “SEC”), including its most recent Form 10-Q and Form 10-K. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof, and Archipelago Learning does not undertake any obligation to update any forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transaction and required stockholder approval, the Company will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ARCHIPELAGO LEARNING AND THE TRANSACTION. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Archipelago Learning, Inc. with the SEC may be obtained free of charge by contacting Archipelago Learning’s Investor Relations Department (i) by mail to Archipelago Learning, 3232 McKinney Avenue, Suite 400, Dallas, Texas 75204, Attn.: Investor Relations or (ii) by email to christy.linn@archlearning.com. Our filings with the SEC are also available on our website at www.archipelagolearning.com.

Participants in the Solicitation

Archipelago Learning and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Archipelago Learning’s stockholders in connection with the proposed transaction. Information about Archipelago Learning’s directors and executive officers is set forth in Archipelago Learning’s proxy statement for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 21, 2011, its Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on March 11, 2011, and its Form 8-Ks filed with the SEC on January 11, 2012 and January 7, 2011. These documents are available free of charge at the SEC’s web site at www.sec.gov, and from Archipelago Learning by contacting Archipelago Learning’s Investor Relations Department (i) by mail to Archipelago Learning, 3232 McKinney Avenue, Suite 400, Dallas, Texas 75204, Attn: Investor Relations or (ii) by e-mail to christy.linn@archlearning.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement that Archipelago Learning intends to file with the SEC.

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